UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

maryland

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On October 11, 2022, Arbor Realty SR, Inc., a Maryland corporation (the “Issuer”) and a subsidiary of Arbor Realty Trust, Inc., a Maryland corporation (the “Parent”), completed the issuance and sale of $150 million aggregate principal amount of its 8.50% Senior Notes due 2027 (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”), by and among the Issuer, the Parent and Piper Sandler & Co., as the initial purchaser (the “Initial Purchaser”), whereby the Issuer agreed to sell to the Initial Purchaser and the Initial Purchaser agreed to purchase from the Issuer, subject to and upon the terms and conditions set forth in the Purchase Agreement, the Notes (the “Offering”). The Notes were issued under an indenture, dated as of October 11, 2022 (the “Indenture”), among the Issuer, the Parent and UMB Bank, N.A., as trustee (the “Trustee”).

The Notes will be the senior, unsecured obligations of the Issuer and will be fully and unconditionally guaranteed on a senior, unsecured basis by the Parent. The Notes will bear interest at a rate equal to 8.50% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2023 and will mature on October 15, 2027, unless earlier redeemed or repurchased.

At any time or from time to time prior to July 15, 2027 (the “Par Call Date”), the Issuer will have the right to redeem the Notes, in whole or in part, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values, determined as provided in the Indenture, of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have been due if the Notes matured on the Par Call Date, plus, in each case, accrued and unpaid interest thereon if any, to, but excluding, the redemption date. At any time or from time to time on or after the Par Call Date, the Issuer will have the right to redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Indenture, among other things, requires the Parent to maintain a minimum net asset value, a consolidated unencumbered asset ratio, a senior debt service coverage ratio and a debt to equity ratio and requires the Issuer to maintain a rating on the Notes. The Indenture also restricts the Issuer’s and the Parent’s ability to transfer all or substantially all of its respective assets or merge into or consolidate with any person. These covenants are subject to a number of important qualifications and limitations.

In addition, if a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the Notes may require the Issuer to purchase all or a portion of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

The Indenture also provides for customary events of default, including payment defaults, breaches of covenants following any applicable cure period, cross acceleration of certain debt and certain events relating to bankruptcy and insolvency. If one or more events of default occurs and continues beyond any applicable cure period, the Trustee or holders of not less than 25% in principal amount of the Notes may declare the principal amount of the Notes, and any accrued and unpaid interest thereon, to be due and payable immediately.

The net proceeds to the Issuer from the sale of the Notes, was approximately $147.5 million, after deducting the Initial Purchaser’s discounts and commissions and estimated offering expenses payable by the Issuer. A portion of the net proceeds of the Offering were used to repurchase approximately $46 million aggregate principal amount of the Parent’s outstanding 5.625% Senior Notes due 2023 in privately negotiated transactions, which was effected through the Initial Purchaser, as the Parent’s agent, and the remaining proceeds from the Offering will be used for general corporate purposes.

The Notes and related guarantee were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A, outside the United States to non-United States persons in compliance with Regulation S under the Securities Act and to institutional accredited investors pursuant to the Securities Act. The Notes and the related guarantee have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and the related guarantee may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Copies of the Indenture and the form of the Notes are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.  The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Indenture and the form of the Notes.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01         Other Events.

On October 11, 2022, the Parent issued a press release to announce the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit
4.1	Indenture, dated as of October 11, 2022, among Arbor Realty SR, Inc., Arbor Realty Trust, Inc. and UMB Bank, N.A., as trustee

4.2	Form of 8.50% Senior Notes due 2027 (included in Exhibit 4.1 hereto)

99.1	Press release, dated October 11, 2022

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: October 11, 2022